EXHIBIT 99.1
BRAEMAR HOTELS & RESORTS
Second Quarter 2023 Conference Call
August 2, 2023
11 a.m. CT

Introductory Comments – Jordan Jennings

Good morning and welcome to today’s call to review results for Braemar Hotels & Resorts for the second quarter of 2023 and to update you on recent developments. On the call today will be: Richard Stockton, President and Chief Executive Officer; Deric Eubanks, Chief Financial Officer; and Chris Nixon, Executive Vice President and Head of Asset Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them. Statements made during this call do not constitute an offer to sell or a solicitation of an offer to buy any securities. Securities will be offered only by means of a registration statement and prospectus which can be found at www.sec.gov.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on August 2, 2023 and may also be accessed through the Company’s website at www.bhrreit.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the second quarter ended June 30, 2023 with the second quarter ended June 30, 2022.

I will now turn the call over to Richard Stockton. Please go ahead Richard.

Introduction – Richard Stockton

Good morning, and welcome to our 2023 second quarter earnings conference call. I will begin today’s call by providing an overview of our business and an update on our portfolio. Then, Deric will provide a review of our financial results, and Chris will provide an update on our asset management activity. Afterwards, we will open the call for Q&A.

We have a few key themes for today’s call:

1.First, we’re pleased with the continued momentum of our urban hotels which continue to ramp up nicely and delivered Comparable Hotel EBITDA of $20 million in the second quarter,

2.Second, we are very happy with the performance of the hotels we have acquired this cycle, which continue to exceed our original underwriting, and
3.Third, we continue to make solid progress addressing loan maturities, as evidenced by our recent announcement regarding the closing of our $200 million corporate financing. Our balance sheet remains solid with ample liquidity, and we remain focused on working through our liability management program during the remainder of 2023.

For the second quarter, Braemar delivered solid performance despite a volatile macroeconomic environment. Our second quarter 2023 Comparable Hotel EBITDA of $53.7 million was driven by the continued strong performance at our resort properties and, as we’ve outlined on prior calls, the continued momentum and strong growth from our urban hotels. Turning to RevPAR for all hotels in the portfolio, I’m pleased to report that RevPAR totaled $309 for the second quarter with solid occupancy and ADR’s. Having said that, given the tougher year-over-year comparisons, this represents a decrease of approximately 4.2% for the second quarter of 2023 compared to the second quarter of 2022. Our luxury resorts are seeing some stabilization in both demand and rate, but are still far outperforming 2019 results.

Taking a closer look at our assets, our best-in-class luxury portfolio remains well positioned. As you know, many of our hotels are well-located in attractive, high barrier to entry leisure markets. Ten of our 16 hotels are considered resort destinations. Our luxury resort portfolio continues to deliver strong performance with combined Hotel EBITDA of $33 million during the quarter.

Turning to our urban assets, our second quarter performance remained solid and exhibited growth for the ninth consecutive quarter. This segment generated $20 million of Comparable Hotel EBITDA. We remain very encouraged by the continued momentum and ramp up of our urban hotels as demand quickly returns to our cities. This return continues to be driven by corporate transient, with recent strength in corporate group demand. Overall, our urban portfolio is in solid shape and, as demonstrated by our second quarter performance, we continue to believe our urban hotels will be the primary driver of growth for our portfolio in the coming quarters.

Today, we are also very excited to announce that we will be rebranding our Mr. C Hotel to Cameo Beverly Hills and have entered into an agreement to join the Hilton central reservation system and Hilton Honors guest loyalty program. This property is an iconic asset with a great location and will undergo a $25 million renovation as part of this conversion. The renovation will include updates to the guestrooms, guest bathrooms, corridors, lobby, restaurant, facade, and meeting space. We will be creating a distinctive theme and style for the property that is commensurate with Hilton’s LXR brand, which it will join upon renovation completion before the end of 2025.

Next, we remain very assured about our recent acquisition of the Four Seasons Resort Scottsdale at Troon North, which has exceeded our expectations and in the quarter delivered RevPAR of $415 based on 49% occupancy and an ADR of $852. As you may recall, the 210-room luxury resort was acquired in early December 2022. Strategically, as demonstrated by its second quarter performance, it’s a great addition to our portfolio and fits perfectly with our strategy of owning high RevPAR luxury hotels and resorts. We also continue to analyze the optimal solution for the nearly 6 acre development parcel we acquired as part of the acquisition.

Braemar’s other 2022 acquisition, The Ritz-Carlton Reserve Dorado Beach, also continues to perform very well. For the second quarter, The Ritz-Carlton Reserve Dorado Beach delivered RevPAR growth of 7.2%. RevPAR for the quarter was $1,454 based on 64% occupancy and an outstanding ADR of $2,270. This property has shown an ability to buck other prevailing trends in the luxury resort segment due to being located in the tax-favorable jurisdiction of Puerto Rico.

Over the trailing twelve months, The Ritz-Carlton Reserve Dorado Beach has achieved a 9.2% yield on cost, while the Four Seasons Scottsdale achieved a 7.2% yield on cost. These luxury assets have significantly outpaced our underwriting and, looking ahead to the balance of the year, we remain very encouraged about the prospects for these properties. Looking at Braemar’s capital position, our balance sheet remains in good shape, and we continue to emphasize balance sheet flexibility. In early June, we exercised a 1-year extension option on our 4-pack loan by paying down the loan balance by approximately $142 million. That loan is secured by The Notary Hotel, The Clancy, Sofitel Chicago Magnificent Mile, and the Marriott Seattle Waterfront. We’re also pleased to announce the recent closing of our $200 million corporate financing. Deric will discuss that in more detail.

In summary, I’m optimistic about our future results as evidenced by our group pace being up 20% for 2023 and 16% for 2024, which is benefiting from both corporate and social groups. As we move through the remainder of 2023 and into 2024, we are on solid footing to perform well in both the near term and the long term as business and group travel continue to accelerate. Further, we have the highest quality hotel portfolio in the public markets and we remain well positioned, with what we believe is a solid liquidity position and balance sheet with attractive debt financing in place.
I will now turn the call over to Deric to take you through our financials in more detail.

Financial Review – Deric Eubanks

Thanks, Richard.

For the quarter, we reported net loss attributable to common stockholders of $(13.0) million or $(0.20) per diluted share and AFFO per diluted share of $0.20.
Adjusted EBITDAre for the quarter was $46.3 million.
At quarter end, we had total assets of $2.3 billion. We had $1.1 billion of loans, of which $49 million related to our joint venture partner’s share of the loan on the Capital Hilton and Hilton La Jolla Torrey Pines. Our total combined loans had a blended average interest rate of 7.0% taking into account in-the-money interest rate caps. Based on the current levels of LIBOR and SOFR and our corresponding interest rate caps, approximately 79% of our debt is effectively fixed and approximately 21% is effectively floating. As of the end of the second quarter, we had approximately 37.3% net debt to gross assets.

We ended the quarter with cash and cash equivalents of $128.0 million and restricted cash of $63.4 million. The vast majority of that restricted cash is comprised of lender and manager-held reserve accounts. At the end of the quarter, we also had $15.4 million in due from third-party hotel managers. This primarily represents cash held by one of our brand managers, which is also available to fund hotel operating costs.

With regard to dividends, in December we announced a significant increase in the Company’s quarterly common stock dividend to $0.05 per share or $0.20 per diluted share on an annualized basis. This equates to an annual yield of approximately 5.5% based on yesterday’s stock price. The Board also approved the company’s dividend policy for 2023. The company expects to pay a quarterly cash dividend of $0.05 per share for 2023 or $0.20 per share on an annualized basis.
As Richard mentioned, in early June, we finalized an extension of our $435 million mortgage loan secured by four properties: The Notary Hotel, The Clancy, Sofitel Chicago Magnificent Mile, and

Marriott Seattle Waterfront. The loan was extended beyond its original initial maturity in June 2023 for an additional twelve months. In conjunction with the extension, we paid down $142 million of the loan utilizing corporate cash on hand, which reduced the loan balance to approximately $293 million. As part of the extension we also purchased an interest rate cap through June 2024 with a strike rate of 4.69%.

Earlier this week, we announced a new $200 million corporate financing that consists of a $150 million term loan and a $50 million revolving credit facility. The financing is secured by a borrowing base of three hotels: The Ritz-Carlton Sarasota, Bardessono Hotel and Spa, and Hotel Yountville and we used the proceeds from the financing to payoff the existing mortgage loans on those properties. The new financing has a three year term with one, one-year extension option subject to the satisfaction of certain conditions and the interest rate is based upon a pricing grid related to the our Net Debt to EBITDA that provides for a range of SOFR + 2.35% to 3.10%. We anticipate that the initial interest rate will be SOFR + 2.85%. Our next final debt maturity is the loan on The Ritz-Carlton Lake Tahoe which matures in January 2024.

As of June 30, 2023, our portfolio consisted of 16 hotels with 3,957 net rooms.

Our share count currently stands at 73.2 million fully diluted shares outstanding, which is comprised of 66.0 million shares of common stock and 7.2 million OP units.

This concludes our financial review. I’d now like to turn it over to Chris to discuss our asset management activities for the quarter.

Asset Management – Chris Nixon

Thank you, Deric.

For the quarter, Comparable Hotel RevPAR for our portfolio decreased 4% over the prior year quarter to $309. Our urban assets continued to benefit from sustained demand growth with Comparable Total Hotel Revenue exceeding the prior year quarter by 13%. While we are seeing a stabilization across our resort properties, total portfolio RevPAR was 8% higher than the national average for the Luxury chain scale and reflects the high-quality nature of our portfolio. I would like to spend some time highlighting how our team has capitalized on the urban recovery, driven performance through increased group demand, and implemented successful initiatives to drive performance at our newly acquired hotels.

We continue to see strong results across our urban hotels in the portfolio. Last year, we capitalized on the opportunity to renovate the guestrooms at Marriott Seattle Waterfront, while the hotel was still ramping up. Due to these enhancements, during the second quarter, Marriott Seattle Waterfront reported a Comparable RevPAR growth of 43% over the prior year quarter, resulting in a 91% RevPAR premium to the entire Seattle market. The freshly renovated guestrooms, including 8 additional keys, and the hotel’s unique positioning right on the water has allowed us to capture additional transient demand from the cruise lines that are near our hotel. Another recently renovated hotel in our portfolio that is outperforming the market is our iconic Philadelphia Autograph-brand hotel, The Notary, which reported a Comparable RevPAR growth of 24% over the prior year quarter, and roughly 16 percentage points higher than the Philadelphia market. We have been working to increase exposure of the Autograph up-branding and place an emphasis on the improved services, restaurant re-concept, and room renovation. To further drive group business, our revenue optimization team has partnered with sales leaders and third-party technology providers to develop best-in-class virtual site visit platforms, which have increased conversion rates of group leads.

We continue to see acceleration from the group segment, where group room revenue for the second quarter exceeded the prior year quarter by 9%. This was a strong quarter for group booking activity. We started the quarter with $81 million in group room bookings for the full year 2023. During the second quarter we added over $10 million dollars in additional group room bookings for 2023. As a comparison, on a more stabilized basis, during the second quarter of 2019 we added just under $6 million dollars in same-year bookings. Our largest hotel, Capital Hilton, finished the quarter with approximately $5.3 million in group revenue, a 63% increase when compared to the $3.2 million in the prior year quarter. This achievement is noteworthy considering that the hotel was under a transformative guestroom renovation throughout the entire second quarter. We attribute this success to our partnership with Premier, who is handling the renovation, and the successful implementation of their Stealth Renovation Program, which minimizes displacement.

All of these efforts, and more, have contributed to the overall success of the portfolio during the first half of 2023. It is worth noting how successful this year has been in terms of hotel performance, with five of our hotels setting all-time year-to-date records in Hotel RevPAR, including our two most recent acquisitions: The Ritz-Carlton Reserve Dorado Beach and the Four Seasons Scottsdale. Each of these hotels have a detailed takeover plan which our team created upon acquisition to highlight strategic opportunities for creating and optimizing value. At The Ritz-Carlton Reserve Dorado Beach, we have optimized our cabana rental program, increased luxury villa sales, and enhanced our digital marketing strategy. We have also completed a full menu benchmarking deep dive for all the spa services and Food & Beverage outlets. These efforts have resulted in year-to-date Comparable Spa Revenue and Food & Beverage Revenue increases of 15% and 10% over the first half of last year, respectively. The Four Seasons Scottsdale has benefitted from similar initiatives, as well as ancillary revenue optimization and best-use analyses for revenue-generating space. As part of the takeover plan, our team did a deep dive into opportunities at the spa. We recognized an opportunity in the market to satisfy local residential demand for a luxury salon with boutique hair and nail services. We also identified underutilized space in the spa, where we partnered with local vendors to accumulate inventory and build out a retail platform. These initiatives have been successful, propelling our year-to-date Comparable Spa Revenue by 28% over the first half of last year.

Moving on to capital investment, we have invested heavily in our portfolio over the last several years to enhance our competitive advantage. We believe that those investments have resulted in a competitive edge for our portfolio. We are currently renovating the guestrooms at the Capital Hilton and The Ritz-Carlton Lake Tahoe, as well as the lobby retail outlet at The Ritz-Carlton Lake Tahoe and spa at The Ritz-Carlton Sarasota. Later this year we plan to start guestroom renovations at the Bardessono Hotel and Spa and Hotel Yountville. We also plan to begin renovating the meeting space at Park Hyatt Beaver Creek and spa at The Ritz-Carlton Lake Tahoe. For 2023, we anticipate spending between $80 - $90 million on capital expenditures.

Lastly, I would like to emphasize how optimistic we are about the future of this portfolio. As I mentioned earlier, our urban assets are experiencing strong demand, group business continues to accelerate with no signs of slowing, and a number of our assets continue to break records each quarter. We are already launching new initiatives to further enhance our portfolio, which include transformative full property renovations, developing underutilized land, and key additions. With these new initiatives underway, we are confident that the portfolio will continue to outperform.

Richard Stockton

Thank you, Chris.

In summary, we continue to be pleased with the trends we are seeing at our hotels, emphasized by the continued recovery of our urban properties. We are very well positioned moving forward, with a solid balance sheet and the highest quality portfolio in the publicly traded hotel REIT market. We look forward to updating you on our progress in the quarters ahead.

This concludes our prepared remarks, and we will now open the call up for Q&A.

<Q&A>

Richard Stockton

Thank you for joining us on our second quarter earnings call and we look forward to speaking with you again on our Q3 call.